Exhibit 99.2
JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k), as promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including amendments thereto) with regard to the common stock of Cyberoptics Corporation, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of November 2, 2022.

Dated: November 2, 2022

MAGNETAR FINANCIAL LLC

	By:	Magnetar Capital Partners LP, its Sole Member

By:	/s/ David J. Snyderman
Name:	David J. Snyderman
Title:	Manager of Supernova Management LLC, the General Partner of Magnetar Capital Partners LP

MAGNETAR CAPITAL PARTNERS LP

By:	/s/ David J. Snyderman
Name:	David J. Snyderman
Title:	Manager of Supernova Management LLC, the General Partner of Magnetar Capital Partners LP

SUPERNOVA MANAGEMENT LLC

By:	/s/ David J. Snyderman
Name:	David J. Snyderman
Title:	Manager

/s/ David J. Snyderman
David J. Snyderman